UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CENTERPOINT ENERGY RESOURCES CORP.
(a wholly owned subsidiary of CenterPoint Energy, Inc.)
(Exact name of registrant as specified in its charter)

Delaware	76-0511406
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

6.625% Senior Notes due 2037	New York Stock Exchange
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: _________ (if applicable).
     Securities to be registered pursuant to Section 12(g) of the Act:
NONE

ITEM 1. Description of Registrant’s Securities to be Registered.
     The class of securities to be registered hereby is the 6.625% Senior Notes due 2037 (the “Notes”) of CenterPoint Energy Resources Corp., a Delaware corporation (the “Company”). A description of the Notes is set forth in the Registration Statement on Form S-3 of the Company (Registration No. 333-145223) filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2007, and declared effective by the Commission on August 20, 2007 (the “Registration Statement”), the Prospectus relating thereto dated August 20, 2007 and the Prospectus Supplement to the Prospectus dated October 18, 2007 and filed with the Commission on October 19, 2007 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Securities Act”), which description is incorporated herein by reference. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the Company as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.
ITEM 2. Exhibits.
The following exhibits are incorporated herein by reference.

		SEC FILE OR	REGISTRATION
		REGISTRATION NUMBER	STATEMENT OR REPORT	EXHIBIT NUMBER

(1)	Indenture, dated as of February 1, 1998, between Reliant Energy Resources Corp. and Chase Bank of Texas, National Association, as Trustee	1-13265	Form 8-K dated February 5, 1998	4.1

(2)	Supplemental Indenture No. 12 dated as of October 23, 2007, providing for the issuance of CERC Corp.’s 6.625% Senior Notes due 2037	1-31447	CNP’s Form 10-Q for quarter ended September 30, 2007	4.9

(3)	Form of 2037 Note (Included in Exhibit 2)	1-31447	CNP’s Form 10-Q for quarter ended September 30, 2007	4.9

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CENTERPOINT ENERGY RESOURCES CORP.
Date: January 6, 2010	By:	/s/ Walter L. Fitzgerald
Walter L. Fitzgerald
Senior Vice President and Chief Accounting Officer